Exhibit 99.1 (Specimen Promissory Note)

PROMISSORY NOTE
[Unsecured]

This Note is made and executed effective this ___ day of __________ 2007, by ONSCREEN TECHNOLOGIES, INC., a Colorado corporation [hereinafter referred to as ["PAYOR"] with its corporate headquarters located at 600 NW 14th Avenue, Suite 100, Portland, Oregon 97209 for the benefit of Central Finance, LLC [hereinafter referred to as "PAYEE"], collectively referred to herein as the "PARTIES."

For value received, to wit, two hundred thousand dollars ($200,000), PAYOR promises to pay PAYEE the principal amount of two hundred thousand dollars ($200,000). Interest shall accrue on the outstanding principal balance at the rate of twelve percent (12%) simple interest per annum, which interest shall be paid by PAYOR to PAYEE on the 5th day of each and every month for so long as any principal balance shall remain outstanding, with the first such interest payment of twenty thousand dollars and no cents ($2,000) due and payable on _________ 5, 2007; provided, however, in the event that the aforesaid interest rate is determined to be in excess of the highest rate of interest permitted under applicable law, then the interest rate shall be deemed to have been reduced, as of the effective date of this Note, to the highest rate of interest permitted under applicable law and any payments made hereunder in excess of amounts payable on account of interest due by reason of such reduced rate of interest shall be applied to principal. The principal ($200,000) shall be due and payable in one installment __________ months after the date of this Note.

TRUTH IN LENDING STATEMENT:
Total Principal	$200,000.00
Total Interest	Twelve Percent (12%) Per Annum

Said funds shall be wired transferred by PAYEE to PAYOR at the following account in one installment to be made on or before ____________________, 2007:

Valley Community Bank
San Ramon Branch
2355 San Ramon Valley Boulevard, Suite 101
San Ramon, California 94583
Acct. Name: OnScreen Technologies, Inc.
Acct. No. xxxxxxxx
Routing No. xxxxxxxx
Total Amount: $200,000.00
Contact: (925) 989-6651

Interest payments ($2,000) shall be wire transferred by PAYOR to PAYEE on or before the 5th of each month at the following account:

Bank: ___________________________
Branch: ________________________
Address: _______________________
_________________________________
Acct. Name: ____________________
Acct. No. ________________________
Routing No. ____________________
Total Amount: $2,000.00 per month
Tax I.D. # __________________________

ARTICLE I
TYPE OF PAYMENT ON PROMISSORY NOTE

1.	Principal and interest are payable on this Note only in lawful money of the United States.

ARTICLE II
WAIVER OF PAYOR

2.	PAYOR waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

ARTICLE III
DEFAULT BY PAYOR

3.	Should any of the following events of default occur, this Note and any other obligations of the PAYOR to the PAYEE shall become due and payable immediately, without prior demand or notice:

a.	Failure of the PAYOR to pay the principal and any installment of accrued interest in full on or before the due date therefor;
b.	The dissolution of the PAYOR or the death of the PAYEE;
c.	The filing of any petition or other request for relief by the PAYOR under the United States bankruptcy laws;
d.	The application for appointment of a receiver for the PAYOR;
e.	The making of a general assignment for the benefit of the PAYOR’s creditors;
f.	The insolvency of the PAYOR;
g.	The misrepresentation by the PAYOR to the PAYEE for the purpose of obtaining or extending credit.

ARTICLE IV
GOVERNING LAW

4.	All questions with respect to the construction of this Note and the rights and liabilities of the PARTIES hereto shall be governed by the laws of the State of California.

ARTICLE V
NOTICES

5.	All notices shall be in writing and either personally delivered or sent by first class mail, postage prepaid to the address provided by the PARTIES.

ARTICLE VI
SEVERABILITY

6.	If any provisions of this Note shall be declared by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall continue in full force and effect.

ARTICLE VII
HEADINGS

7.	The headings preceding the paragraphs of this Note are for convenience of reference only, are not a part of this Note, and shall be disregarded in the interpretation of any portion of this Note.

ARTICLE VIII
SOLE AGREEMENT

8.
This instrument contains the sole agreement of the PARTIES relating to their agreement and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any prior agreements, promises, negotiations or representations not expressly set forth in these Articles are of no force and effect.

ARTICLE X
AMENDMENTS TO THIS NOTE

9.
This Note may not be amended or modified in any form or fashion. No renewal or extension of this Note, delay in enforcing any right of the PAYEE under this Note, acceptance of a late or partial payment, or assignment by PAYEE of this Note shall be deemed a waiver or shall affect the liability of the PAYOR. All rights of the PAYEE under this Note are cumulative and may be exercised concurrently or consecutively at the PAYEE's option.

ARTICLE XI
PREPAYMENT PENALTY

10.	PAYOR may, at any time, prepay the entire balance, or any portion thereof, without penalty and without notice. Any partial payment shall be charged against unpaid interest, then principal.

ARTICLE XIII
BINDING ARBITRATION AND ATTORNEY'S FEES

11.
In the event of a dispute by and between the PARTIES, which relates directly or indirectly to the terms and conditions of this Note, or any interpretation thereof, said dispute shall be resolved by binding arbitration under the rules of the American Arbitration Association. Any such arbitration hearing shall be conducted in the County of Contra Costa, California, or at such other suitable place as may be mutually agreed by and between the PARTIES. The PARTIES waive their right to trial, including trial by jury, and waive the right to appeal any adverse ruling made by an arbitrator. The prevailing PARTY shall be entitled to his/her reasonable attorney's fees and costs, including all costs of arbitration.

OnScreen Technologies, Inc.

By: ____________________________  Dated this ____ day of _______ 2007.
(authorized signature)

The PAYEE agrees to the terms and conditions of the above Promissory Note.
Central Finance, LLC

By: ___________________________  Dated this ____ day of _______ 2007.
(authorized signature)